Exhibit 15.8

DARGO ASSOCIATES LTD

International Coal Consultants

Ashfield House, Mill Lane
Pulham Market, Norfolk,
IP21 4XL. UK
Tel: +44 (0) 1379-676216

OFFICES

51 Monmouth Road,
Abergavenny, Monmouthshire
NP5 7HP. UK
Tel: +44 (0) 1873 856100

www.dargoassociates.com
e-mail: info@dargoassociates.com

Please reply to Pulham Market office

CONSENT OF QUALIFIED PERSON

I, Dr Larry Thomas, FIMMM:

a) state that I have prepared or supervised the preparation of sections 1.6, 1.10, 9.3, 10.0, 14.0, 23.4 of the technical report summary titled SEC SK-1300 Technical Report Summary ArcelorMittal Underground Coal Mines, Kazakhstan, with an effective date of 31 December 2021 as signed and certified by me (the "Technical Report Summary");

b) consent to the quotation, inclusion or summary of the parts of the Technical Report Summary for which I am responsible, and the use of and references to my name, where used in the Annual Report on Form 20-F of ArcelorMittal for the period ending 31 December 2021 (the "2021 20-F") ; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto),

I confirm that I have read the 2021 20-F and that it fairly and accurately reflects, in the form and context in which it appears, the information in the parts of the Technical Report Summary for which I am responsible.

Dated: 3 March 2022

/s/Dr Larry Thomas
Dr Larry Thomas, FiMMM

[IoMMM Membership No. 0044138]

Registered Office: Ashfield House, Mill Lane, Pulham Market, Norfolk, IP21 4XL
Directors: L.P.Thomas S.C. Frankland
VAT Registration No. 676 8749 60 Registered in England No. 3243885

CONSENT OF QUALIFIED PERSON I, Mike Bellitto, MSc, CERP: a) state that I have prepared or supervised the preparation of Section 1.13, 9.4, 17.0 of the technical report summary titled SEC SK-1300 Technical Report Summary ArceIorMittal Underground Coal Mines, Kazakhstan, with an effective date of 31 December 2021 as signed and certified by me (the "Technical Report Summary"); b) consent to the quotation, inclusion or summary of the parts of the Technical Report Summary for which I am responsible, and the use of and references to my name, where used in the Annual Report on Form 20-F of ArcelorMittal for the period ending 31 December 2021 (the "2021 20-F"); and c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333- 256031 on Form F-3 (and any amendments or supplements thereto). I confirm that I have read the 2021 20-F and that it fairly and accurately reflects, in the form and context in which it appears, the information in the parts of the Technical Report Summary for which I am responsible. Dated: 3rd March 2022 /s/Mike Bellitto Mike Bellitto Certified Ecological Restoration Practitioner, No. 60

CONSENT OF QUALIFIED PERSON I, Aaron Radonich, PGradCertGeostats, MAusIMM CP(Geo), MAIG: a) state that I have prepared or supervised the preparation of Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.7, 1.16, 1.17.1, 2.0, 3.0, 4.0, 5.0, 6.0, 7.0, 8.0, 9.1, 11.0, 20.0, 22.1 and 23.1 of the technical report summary titled SEC SK-1300 Technical Report Summary ArcelorMittal Underground Coal Mines, Kazakhstan, with an effective date of 31 December 2021 as signed and certified by me (the “Technical Report Summary”); b) consent to the quotation, inclusion or summary of the parts of the Technical Report Summary for which I am responsible, and the use of and references to my name, where used in the Annual Report on Form 20-F of ArcelorMittal for the period ending 31 December 2021 (the “2021 20-F”); and c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto). I confirm that I have read the 2021 20-F and that it fairly and accurately reflects, in the form and context in which it appears, the information in the parts of the Technical Report Summary for which I am responsible. Dated: 3rd March 2022 /s/Aaron Radonich Aaron Radonich Chartered Professional and Member of the Australasian Institute of Mining and Metallurgy Member of the Australian Institute of Geoscientists Golder Associates Pty Ltd

DARGO ASSOCIATES LTD

International Coal Consultants

Ashfield House, Mill Lane
Pulham Market, Norfolk,
IP21 4XL, UK
Tel: +44 (0) 1379-676216

OFFICES

31 Monmouth Road,
Abergavenny, Monmouthshire
NP5 7HP, UK
Tel: +44 (0) 1873 856100

www.dargoassociates.com
e-mail: info@dargoassociates.com

Please reply to Pulham Market office

CONSENT OF QUALIFIED PERSON

I, Maarten Velzeboer, MIMMM:

a) state that I have prepared or supervised the preparation of sections 1.8, 1.9, 1.11, 1.12, 1.14, 1.15, 1.17.2, 9.2, 12.0, 13.0, 15.0, 16.0, 18.0, 19.0, 21.0, 22.2, 23.2, 23.3 sections related to the following mines only: Lenina, Kazakhstanskaya, Tentekskaya, Shakhtinskaya, Kuzembaeva and Saranskaya of the technical report summary titled SEC SK-1300 Technical Report Summary ArcelorMittal Underground Coal Mines, Kazakhstan, with an effective date of 31 December 2021 as signed and certified by me (the "Technical Report Summary");

b) consent to the quotation, inclusion or summary of the parts of the Technical Report Summary for which I am responsible, and the use of and references to my name, where used in the Annual Report on Form 20-F of ArcelorMittal for the period ending 31 December 2021 (the "2021 20-F") ; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form 5-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I confirm that I have read the 2021 20-F and that it fairly and accurately reflects, in the form and context in which it appears, the information in the parts of the Technical Report Summary for which I am responsible.

Dated: 3 March 2022

/s/ MD Velzeboer
MD Velzeboer MIMMM 0052421

Registered Office: Ashfield House, Mill Lane, Pulham Market, Norfolk, IP21 4XL
Directors: L.P.Thomas S.C. Frankland
VAT Registration No. 676 8749 60 Registered in England No. 3243885

ArcelorMittal

"АрселорМиттал Теміртау" АҚ
Көмір департаменті

АО "АрселорМиттал Темиртау"
Угольный департамент

JSC "ArcelorMittal Temirtau"
Coal Department

101200 Саран қ., Саран шоссесі
101200 г. Сарань, Саранское шоссе
факс (7212) 492466, тел.493300
101200, Saran town, Saran highway
MST.IVC@arcelormittal.com

CONSENT OF QUALIFIED PERSON

Re: Annual Report on Form 20-F of ArcelorMittal

I, Udo Renk, an employee of ArcelorMittal, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2021 (the "2021 20-F"):

a) certify that [I/we] have supervised and validated the preparation of the mineral reserve estimates for Abayskaya and Kostenko mines;

b) consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2021 20-F and the mineral reserve estimates for Abayskaya and Kostenko mines; and

c) consent to the incorporation by reference of the 2021 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-256031 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the mineral reserve estimates for Abayskaya and Kostenko mines, certify that I have read the 2021 20-F and that it fairly and accurately represents the mineral reserves for each property for which I am responsible.

Dated: 15.02.2022

/s/ Udo Helmut Renk

Udo Helmut Renk

Production director JSC ArcelorMittal Temirtau

IntPE (Canada), APEC Engineer, P.ENG